Exhibit 25.1

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM T-1
                                 ---------

                     STATEMENT OF ELIGIBILITY UNDER THE
                      TRUST INDENTURE ACT OF 1939 OF A
                  CORPORATION DESIGNATED TO ACT AS TRUSTEE

              Check if an Application to Determine Eligibility
                 of a Trustee Pursuant to Section 305(b)(2)


            STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                            NATIONAL ASSOCIATION
            (Exact name of trustee as specified in its charter)


             Connecticut                                      06-1304336
   (Jurisdiction of incorporation or                       (I.R.S. Employer
organization if not a U.S. national bank)                 Identification No.)


225 Asylum Street, Goodwin Square, Hartford, Connecticut            06103
     (Address of principal executive offices)                     (Zip Code)


 Maureen Scannell Bateman, Esq. Executive Vice President and General Counsel
              225 Franklin Street, Boston, Massachusetts 02110
                               (617) 654-3253
         (Name, address and telephone number of agent for service)


                           UNITED AIR LINES, INC.
            (Exact name of obligor as specified in its charter)


          Delaware                                           36-2375206
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)


                          1200 EAST ALGONQUIN ROAD
                     ELK GROVE TOWNSHIP, ILLINOIS 60007
            (Address of principal executive offices) (Zip Code)

                            --------------------

             UNITED AIRLINES ENHANCED PASS THROUGH CERTIFICATES
                               SERIES 2000-1
                      (Title of indenture securities)

                                  GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                  Comptroller of the Currency
                  Treasury Department of the United States
                  Washington, D.C.

                  Board of Governors of the Federal Reserve System Washington, D.C.

                  Federal Deposit Insurance Corporation
                  Washington, D. C.

         (b)  Whether it is authorized to exercise corporate trust powers.

                  Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with Obligor.

         If the Obligor is an affiliate of the trustee, describe each such affiliation.

                  The obligor is not an affiliate of the trustee or of its parent, State Street Boston Corporation.

                  (See note on page 2.)

Item 3. through Item 15.   Not applicable.

Item 16. List of Exhibits.

         List below all exhibits filed as part of this statement of eligibility.

         1. A copy of the articles of association of the trustee as now in effect.

                  A copy of the Articles of Association of the trustee as now in effect incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration
                  No. 33-40617.


         2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

                  A copy of the Certificate of the Comptroller of the Currency.

         3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

                  A copy of the Certification of Fiduciary Powers (included in Exhibit 2).

         4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

                  A copy of the existing by-laws of the trustee incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-40617.

         5. A copy of each indenture referred to in Item 4. if the obligor is in default.

                  Not applicable.

         6. The consents of United States institutional trustees required by Section 321(b) of the Act.

                  The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirementsof its supervising or examining authority.

                  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as
                  Exhibit 7 and made a part hereof.


                                   NOTES

         In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

         The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.



                                 SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company of Connecticut, National Association, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 31st day of July, 2000.


                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CONNECTICUT, NATIONAL ASSOCIATION


                                        By: /s/ John G.  Correia
                                            --------------------
                                        NAME:  John G.  Correia
                                        TITLE: Assistant Vice President

                              EXHIBIT 1 AND 2


(COMPTROLLER OF THE CURRENCY ADMINISTRATOR OF NATIONAL BANKS--LETTERHEAD)

I Eugene A. Ludwig, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "State Street Bank and Trust Company of Connecticut, National
Association", Hartford, Connecticut, (Charter No. 22272), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise Fiduciary Powers on the date of this Certificate.

                                            IN TESTIMONY WHEREOF, I have
                                            hereunto subscribed my name and
                                            caused my seal of office to be
                                            affixed to these presents at
                                            the Treasury Department, in the
                                            City of Washington and District
                                            of Columbia, this 1st day of
                                            April, 1998.


                                             /s/ Eugene A. Ludwig
                                            ---------------------------
                                            Comptroller of the Currency

                                 EXHIBIT 6


                           CONSENT OF THE TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by United Air Lines, Inc. of its United Air Lines Enhanced Pass Through Certificates, Series 2000-1 we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                    STATE STREET BANK AND TRUST COMPANY OF
                                    CONNECTICUT, NATIONAL ASSOCIATION


                                    By: /s/ John G.  Correia
                                        --------------------
                                    NAME:  John G.  Correia
                                    TITLE: Assistant Vice President

Dated: July 31, 2000


                                                     EXHIBIT 7

Legal Title of Bank:  State Street Bank and Trust Company of CT, N.A.      Call Date: March 31, 2000
Address:              Goodwin Square, 225 Asylum Street, Floor 29
City, State Zip:      Hartford, CT 06103
FDIC Certifcate No.:       33132

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                        Thousands of
ASSETS                                                                                  Dollars

Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coin.....................        10,736
         Interest-bearing balances..............................................        0
Securities:
         Held-to-maturity balances..............................................        0
         Available-for-sale securities .........................................        90
         Federal funds sold and securities purchased under agreements to resell         0
Loans and lease financing receivables:
         Loans and leases, net of unearned income...............................        0
         LESS: Allowance for loan and lease losses .............................        0
         LESS: Allocated transfer risk reserve .................................        0
Loans and leases, net of unearned income, allowance, and reserve................        0
Trading assets..................................................................        0
Premises and fixed assets (including capitalized leases)........................        168
Other real estate owned ........................................................        0
Investments in unconsolidated subsidiaries and associated companies.............        0
Customers' liability to this bank on acceptances outstanding....................        0
Intangible assets...............................................................        1,427
Other assets....................................................................        2,198
Total assets....................................................................        14,619
Losses deferred pursuant to 12 U.S.C 1823(j)....................................        0
Total assets and losses deferred pursuant to 12 U.S.C. 1823(j) .................        14,619


                                                         5




Legal Title of Bank:  State Street Bank and Trust Company of CT, N.A.      Call Date: March 31, 2000
Address:              Goodwin Square, 225 Asylum Street, Floor 29
City, State Zip:      Hartford, CT 06103
FDIC Certifcate No.:       33132


Schedule RC - Continued


LIABILITIES

Deposits:
         In domestic offices ...................................................        0
                  Noninterest-bearing...........................................        0
                  Interest-bearing..............................................        0
         In foreign offices, Edge and Agreement subsidiaries, and IBFs .........        0
                  Noninterest-bearing...........................................        0
                  Interest-bearing..............................................        0
Federal funds purchased and securities sold under agreements to repurchase......        0
Demand notes issued to the U.S. Treasury .......................................        0
Trading Liabilities ............................................................        0
Other borrowed money ...........................................................        0
         with a remaining maturity of one year or less..........................        0
         with a remaining maturity of more than one year through three years....        0
         with a remaining maturity of more than three years.....................        0
Bank's liability on acceptances executed and outstanding........................        0
Other liabilities...............................................................        7,835
Total liabilities...............................................................        7,835

EQUITY CAPITAL

Perpetual preferred stock and related surplus...................................        0
Common stock....................................................................        500
Surplus  .......................................................................        2,500
Undivided profits and capital reserves..........................................        3,784
Net unrealized holding gains (losses) on available-for-sale securities..........        0
Accumulated net gains (losses) on cash flow hedges..............................        0
Cumulative foreign currency translation adjustments.............................        0
Total equity capital............................................................        6,784
Total liabilities, equity capital...............................................        14,619
                                                                                    ============


We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                               Bryan Calder
                                               Geraldine Walsh
                                               Chris A. Hayes



I, Chris A. Hayes, Senior Vice President, Director and Chairperson of the Board, of the above named bank do hereby declare that the Report of Condition is true and correct to the best of my knowledge and belief.

                                               Chris A. Hayes






















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